Exhibit 1(a)

EXECUTION VERSION

PRICING AGREEMENT

September 25, 2013

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBS Securities Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

HSBC Securities (USA) Inc.

452 Fifth Avenue, HSBC Tower 3

New York, New York 10018

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 25, 2013 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours, WAL-MART STORES, INC.

By:	/s/ Jeffrey A. Davis
Name: Jeffrey A. Davis Title: Executive Vice President, Finance and Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar

Name: Ritu Ketkar
Title: Managing Director

By:	/s/ R. Scott Flieger

Name: R. Scott Flieger
Title: Managing Director & COO CMTS
North America

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jim Probert

Name: Jim Probert
Title: Managing Director

RBS SECURITIES INC.

By:	/s/ Moshe Tomkiewicz

Name: Moshe Tomkiewicz
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Bob McMinn

Name: Bob McMinn
Title: Managing Director

[Signature Page to Pricing Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Elsa Y. Wang

Name: Elsa Y. Wang
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Kevin Smith

Name: Kevin Smith
Title: Managing Director

For themselves and as Representatives of the several

Underwriters named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of 1.950% Notes Due 2018 to be Purchased	Principal Amount of 4.750% Notes Due 2043 to be Purchased
Deutsche Bank Securities Inc.	$90,000,000	$67,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$90,000,000	$67,500,000
RBS Securities Inc.	$90,000,000	$67,500,000
Credit Suisse Securities (USA) LLC	$90,000,000	$67,500,000
HSBC Securities (USA) Inc.	$90,000,000	$67,500,000
Wells Fargo Securities, LLC	$90,000,000	$67,500,000
Barclays Capital Inc.	$37,500,000	$28,125,000
BBVA Securities Inc.	$37,500,000	$28,125,000
BNP Paribas Securities Corp.	$37,500,000	$28,125,000
Citigroup Global Markets Inc.	$37,500,000	$28,125,000
Goldman, Sachs & Co.	$37,500,000	$28,125,000
J.P. Morgan Securities LLC	$37,500,000	$28,125,000
Mitsubishi UFJ Securities (USA), Inc.	$37,500,000	$28,125,000
Mizuho Securities USA Inc.	$37,500,000	$28,125,000
Morgan Stanley & Co. LLC	$37,500,000	$28,125,000
BNY Mellon Capital Markets, LLC	$12,708,000	$9,531,000
Loop Capital Markets LLC	$12,708,000	$9,531,000
Popular Securities, Inc.	$12,708,000	$9,531,000
Santander Investment Securities Inc.	$12,708,000	$9,531,000
Scotia Capital (USA) Inc.	$12,708,000	$9,531,000
Standard Chartered Bank	$12,708,000	$9,531,000
TD Securities (USA) LLC	$12,708,000	$9,531,000
U.S. Bancorp Investments, Inc.	$12,708,000	$9,531,000
Lebenthal & Co., LLC	$10,418,000	$7,814,000
Samuel A. Ramirez & Company, Inc.	$10,418,000	$7,813,000

TOTAL	$1,000,000,000	$750,000,000

SCHEDULE I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

1.950% Notes Due 2018 (the “2018 Notes”); and

4.750% Notes Due 2043 (the “2043 Notes” and, together with the 2018 Notes, the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

in the case of the 2018 Notes, $1,000,000,000; and

in the case of the 2043 Notes, $750,000,000.

PRICE TO PUBLIC:

in the case of the 2018 Notes, 99.810% of the principal amount of the 2018 Notes; and

in the case of the 2043 Notes, 99.304% of the principal amount of the 2043 Notes;

in each case, plus accrued interest, if any, from October 2, 2013.

PURCHASE PRICE TO UNDERWRITERS:

In the case of the 2018 Notes, 99.460% of the principal amount of the 2018 Notes, plus accrued interest, if any, from October 2, 2013; and the selling concession shall be 0.20% and the reallowance concession shall be 0.15%, in each case, of the principal amount of the 2018 Notes; and

In the case of the 2043 Notes, 98.429% of the principal amount of the 2043 Notes, plus accrued interest, if any, from October 2, 2013; and the selling concession shall be 0.50% and the reallowance concession shall be 0.35%, in each case, of the principal amount of the 2043 Notes.

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

MATURITY:

in the case of the 2018 Notes, December 15, 2018; and

in the case of the 2043 Notes, October 2, 2043.

Schedule II - Page 1

INTEREST RATE:

in the case of the 2018 Notes, 1.950% from and including October 2, 2013; and

in the case of the 2043 Notes, 4.750% from and including October 2, 2013.

INTEREST PAYMENT DATES:

in the case of the 2018 Notes, June 15 and December 15 of each year, beginning on June 15, 2014; and

in the case of the 2043 Notes, April 2 and October 2 of each year, beginning on April 2, 2014.

INTEREST PAYMENT RECORD DATES:

in the case of the 2018 Notes, June 1 and December 1 of each year; and

in the case of the 2043 Notes, March 15 and September 15 of each year.

REDEMPTION PROVISIONS:

No redemption provisions shall be applicable to the 2018 Notes.

The 2043 Notes shall be redeemable, in whole or in part, at the option of the Company at any time on or after April 2, 2043, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date therefor. Any notice of redemption must be mailed to each registered holder of the Notes being redeemed at least 30 days but not more than 60 days prior to the redemption date.

SINKING FUND PROVISIONS:

None.

PAYMENT OF ADDITIONAL AMOUNTS:

Not applicable.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

Schedule II - Page 2

TIME OF DELIVERY:

10:00 a.m. (New York City time) on October 2, 2013, in the case of all of the Designated Securities.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

One Bryant Park

New York, New York 10036

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

HSBC Securities (USA) Inc.

452 Fifth Avenue, HSBC Tower 3

New York, New York 10018

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

ADDRESSES FOR NOTICES:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate Desk

Facsimile No.: 212-469-7875

Schedule II - Page 3

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Facsimile no.: 212-901-7881

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Debt Capital Markets / Syndicate

Facsimile No.: 203-873-4534

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Bob McMinn

Facsimile No.: 917-326-8697

HSBC Securities (USA) Inc.

452 Fifth Avenue, HSBC Tower 3

New York, New York 10018

Attention: Transaction Management Group

Facsimile No.: 212-525-0238

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management Department

Facsimile No.: (704) 383-9165

APPLICABLE TIME

(For purposes of Sections 2(a), 2(d) and 8(c) of the Underwriting Agreement):

5:21 P.M. (New York City time) on September 25, 2013, in the case of all the Designated Securities.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated September 25, 2013, in the form agreed between the Company and the Representatives.

Schedule II - Page 4

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State other than:

a.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters for any such offer; or

c.	in any other circumstances falling within Article (3)(2) of the Prospectus Directive;

provided that no such offer of Designated Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of the foregoing, the expression an “offer of Designated Securities to the public” in relation to the Designated Securities in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and “2010 PD Amending Directive” means Directive 2010/73/EU.

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Schedule II - Page 5

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(D)	The Designated Securities have not been and will not be registered under the Financial Instrument and Exchange Law of Japan (the “Financial Instrument and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instrument and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)

Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and, accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited

Schedule II - Page 6

investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Pricing Prospectus, the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the sixth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters; and

(4)	the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activities by the Underwriters.

(H)	Standard Chartered Bank will provide to the Company a letter confirming the accuracy of the information contained in the first paragraph of text under the caption “Underwriting—Other Matters” in the Prospectus Supplement (i.e., that Standard Chartered Bank will not effect any offers or sales of the Designated Securities in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc. (FINRA).

Schedule II - Page 7